UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act
of 1934
Date of Report (Date of earliest event reported): December 8, 2010
Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26966 (Commission File Number)	84-0846841 (IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado (Address of principal executive offices)	80525 (Zip Code)
Registrant’s telephone number, including area code: (970) 221-4670
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On December 8, 2010, Douglas S. Schatz, the Chairman of the Board of Directors of Advanced Energy Industries, Inc. (the “ Company”), and his wife Jill E. Schatz, as trustees of The Douglas S. Schatz and Jill E. Schatz Family Trust U/A DTD 3/26/02 (the “ Trust”), adopted a selling plan pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the ” Plan”), which provides for the sale of up to a total of $10,000,000 in shares of common stock of the Company beginning March 10, 2011. Shares will be sold under the Plan on the open market at prevailing market prices and subject to minimum price thresholds specified in such Plan. The Plan will terminate on July 18, 2011, even if all shares subject to the Plan have not been sold. The Plan was established as part of the Mr. and Mrs. Schatz’s personal long term strategy for asset diversification and liquidity.
The Company does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors in the future, or to report any modifications or termination of any publicly announced trading plan, except to the extent required by law.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Energy Industries, Inc.
Date: December 9, 2010	By:	/s/ Thomas O. McGimpsey
Thomas O. McGimpsey
Vice President, General Counsel & Corporate Secretary